Exhibit 10.24

GRAFTECH INTERNATIONAL LTD

OMNIBUS EQUITY INCENTIVE PLAN

1.                                      Purpose of the Plan

This Plan is intended to promote the interests of the Company and its stockholders by providing employees, non-employee directors, consultants, and other selected service providers of the Company, who are responsible for the management, growth, and protection of the business of the Company with incentives and rewards to encourage them to continue in the service of the Company and align their interests with the stockholders of the Company.

2.                                      Definitions

As used in the Plan or in any instrument governing the terms of any incentive award granted under the Plan, the following definitions apply to the terms indicated below:

(a)                                 “Award Agreement” means an agreement, in a form determined by the Committee from time to time, evidencing the grant of a Stock Incentive Award under the Plan and setting out the terms and conditions of such Stock Incentive Award.

(b)                                 “Board of Directors” means the Board of Directors of GrafTech.

(c)                                  “Change in Control” means, except as otherwise set forth in an Award Agreement, (i) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than GrafTech, the Majority Stockholder or any employee benefit plan sponsored by GrafTech acquires ownership of stock of GrafTech that, together with stock held by such person or group, constitutes more than fifty percent (50%) or more of the total fair market value or total Voting Power of the stock of GrafTech; or (ii) any one person, or more than one person acting as a group (as defined under Treasury Regulation § 1.409A-3(i)(5)(v)(B)) other than GrafTech, the Majority Stockholder or any employee benefit plan sponsored by GrafTech acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of GrafTech possessing thirty percent (30%) or more of the total Voting Power of the stock of GrafTech; or (iii) a majority of members of the Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of each appointment or election; or (iv) any one person, or more than one person acting as a group (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.  For purposes of subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  The foregoing subsections (i) through (iv) shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to section 409A of the Code so that all, and only, such transactions or events that could qualify as a “change-in-control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) will be deemed to be a Change-in-Control for purposes of this Plan.

(d)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

(e)                                  “Committee” means the Board of Directors or any committee of the Board of Directors as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(f)                                   “Common Stock” means GrafTech’s common stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 8 of the Plan.

(g)                                  “Company” means GrafTech and all of its Subsidiaries, collectively.

(h)                                 “Effective Date” means the date the Plan is adopted by the Board of Directors.

(i)                                     “Employment” means the period during which an individual is classified or treated by the Company as an employee, non-employee director, consultant, or other service provider of the Company, as applicable.

(j)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)                                 “Fair Market Value” means, with respect to a share of Common Stock, as of the applicable date of determination, the closing price as reported on the date of determination on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading (or if the market is not open for trading on such date, the immediately preceding day on which the market is open for trading).  In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion.

(l)                                     “GrafTech” means GrafTech International Ltd., a Delaware corporation, and any successor thereto.

(m)                             “Majority Stockholder” means Brookfield Asset Management Inc. and its affiliates, collectively.

(n)                                 “NYSE” means the New York Stock Exchange.

(o)                                 “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(p)                                 “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.

(q)                                 “Participant” means an employee, non-employee director, consultant, and other selected service provider who is eligible to participate in the Plan and to whom one or more Stock Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his successors, heirs, executors, and administrators, as the case may be.

(r)                                    “Person” means a “person” as such term is used in section 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of section 13(d)(3) under the Exchange Act.

(s)                                   “Plan” means the GrafTech International Ltd. Omnibus Equity Incentive Plan, as it may be amended from time to time.

(t)                                    “Securities Act” means the Securities Act of 1933, as amended.

(u)                                 “Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

(v)                                 “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

(w)                               “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities, or by the holders of any Voting Securities for which other Voting Securities may be convertible, exercisable, or exchangeable, upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(x)                                 “Voting Securities” means any securities or other ownership interests of an entity entitled, or which may be entitled, to matters submitted to Persons holding such securities or other ownership interests in such entity generally (whether or not entitled to vote in the general election of directors), or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3.                                      Stock Subject to the Plan

Subject to adjustment as provided in Section 8 and the following provisions of this Section 3, the maximum number of shares of Common Stock that may be covered by Stock Incentive Awards granted under the Plan shall not exceed              shares of Common Stock in the aggregate and, out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code shall not exceed              shares of Common Stock.  Shares of

Common Stock issued under the Plan may be authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion.

For purposes of the preceding paragraph, shares of Common Stock covered by Stock Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan; provided, however, that if a Stock Incentive Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with a Stock Incentive Award, the shares issued (if any) in connection with such settlement, the shares in respect of which the Stock Incentive Award was cash-settled, and the shares withheld, will be deemed delivered for purposes of determining the number of shares of Common Stock that remain available for grant under the Plan.  In addition, if shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation, or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan.

Shares of Common Stock covered by Stock Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of section 303A.08 of the NYSE Listed Company Manual) shall not count as used under the Plan for purposes of this Section 3.

4.                                      Administration of the Plan

The Plan shall be administered by a committee of the Board of Directors consisting of at least two persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under section 16 of the Exchange Act) and as “independent” as required by NYSE or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirement of such rule, section or listing requirement at the time of determination.  The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Stock Incentive Awards under the Plan and the amount, type, and other terms and conditions of such Stock Incentive Awards.

All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or officers of the Company to grant Stock Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of section 157 of the Delaware General Corporation Law.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend, and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate.  Decisions of the Committee shall be final, binding, and conclusive on all parties.  For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Stock Incentive Awards, to process or oversee the issuance of Common Stock under Stock Incentive Awards, to interpret and administer the terms of Stock Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Stock Incentive Awards under the Plan; provided that in no case shall any such administrator be authorized (i) to grant Stock Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii)  to take any action inconsistent with section 409A of the Code, or (iii) to take any action inconsistent with applicable provisions of the Delaware General Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of a Stock Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Stock Incentive Award becomes vested, exercisable, or transferable, as the case may be, (ii) extend the term of any such Stock Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Stock Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Stock Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Stock Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under section 409A of the Code.  Notwithstanding anything herein to the contrary, the Company shall not reprice any stock option (within the meaning of section 303A.08 of the NYSE Listed Company Manual and any other formal or informal guidance issued by the NYSE) without the approval of the shareholders of GrafTech.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and GrafTech shall indemnify and hold harmless each member of the

Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission, or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.                                      Eligibility

The Persons who shall be eligible to receive Stock Incentive Awards pursuant to the Plan shall be those employees, non-employee directors, consultants, and other selected service providers of the Company whom the Committee shall select from time to time, including officers of GrafTech, whether or not they are directors.  Each Stock Incentive Award granted under the Plan shall be evidenced by an Award Agreement.

6.                                      Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in the Plan.  The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of section 422 of the Code or as a non-qualified stock option.

(a)                                 Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date on which such Option is granted, other than assumptions in accordance with a corporate acquisition or merger as described in Section 3.

(b)                                 Term and Exercise of Options

(i)                                     Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; and, provided, further, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or the Award Agreement.

(ii)                                  Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000.  The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

(iii)                               An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(c)                                  Special Rules for Incentive Stock Options

(i)                                     The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of section 422 of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of GrafTech or any of its “subsidiaries” (within the meaning of section 424 of the Code) shall not exceed $100,000.  Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted.  In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such incentive stock options exceeds $100,000, then incentive stock options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be non-qualified stock options, but all other terms and provisions of such stock options shall remain unchanged.  In the absence of such regulations (and authority), or in the event such regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, incentive stock options granted hereunder shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be non-qualified stock options, but all other terms and provisions of such stock options shall remain unchanged.

(ii)                                  Incentive stock options may only be granted to individuals who are employees of the Company.  No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined Voting Power of all classes of stock of GrafTech or any of its “subsidiaries” (within the meaning of section 424 of the Code), unless (A) the exercise price of such incentive stock option is at least 110 percent of the Fair Market Value of a share of Common Stock at the time such incentive stock option is granted and (B) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

7.                                      Other Stock-Based Awards

The Committee may from time to time grant equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan.  Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, (iv) provide for dividends or dividend equivalents, and (v) be designed to comply with applicable laws of jurisdictions other than the United States; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Stock Incentive Award.

8.                                      Adjustment upon Certain Changes

Subject to any action by the stockholders of GrafTech required by law, applicable tax rules or the rules of any exchange on which shares of Common Stock of GrafTech are listed for trading:

(a)  Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number or type of shares of Common Stock with respect to which the Committee may grant Stock Incentive Awards, and the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code shall be appropriately adjusted or substituted by the Committee.  In the event of any change in the type or number of shares of Common Stock of GrafTech outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Stock Incentive Awards may be granted.

(b)                                 Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Stock Incentive Award and the exercise price per share of Common Stock of each such Stock Incentive Award.

(c)                                  Certain Mergers and Other Transactions

In the event of any merger, consolidation, or similar transaction as a result of which the holders of shares of Common Stock receive consideration consisting exclusively of securities of the acquiror or surviving entity in such transaction (or its parent), the Committee shall, to the extent deemed appropriate by the Committee, adjust each Stock Incentive Award outstanding on the date of such merger or consolidation so that it pertains and applies to the securities which a holder of the number of shares of Common Stock subject to such Stock Incentive Award would have received in such merger or consolidation.

In the event of a dissolution or liquidation of GrafTech, a sale of all or substantially all of the Company’s assets (on a consolidated basis), a merger, consolidation, or similar transaction involving GrafTech in which the holders of shares of Common Stock receive securities and/or other property, including cash, other than (or in addition to) shares of the surviving corporation in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(i)  cancel, effective immediately prior to the occurrence of such event, each Stock Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Stock Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Stock Incentive Award, equal to the value, as determined by the Committee, of such Stock Incentive Award; provided that with respect to any outstanding Stock Incentive Award with an exercise price such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Stock Incentive Award; or

(ii)  provide for the exchange of each Stock Incentive Award (whether or not then exercisable or vested) for a Stock Incentive Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Stock Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity (or its parent) and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Stock Incentive Award, or the number of shares or amount of property subject to the Stock Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Stock Incentive Award was granted in partial consideration for the exchange of the Stock Incentive Award.

(e)                                  Other Changes

In the event of any change in the capitalization of GrafTech, or corporate change, corporate transaction or other event other than those specifically referred to in Sections 8(a), (b) or (c) (including without limitation any extraordinary cash dividend), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Stock Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Stock Incentive Awards as the Committee deems appropriate.

(g)                                  No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of GrafTech or any other corporation.  Except as expressly provided in the Plan, no issuance by GrafTech of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Stock Incentive Award.

(h)                                 Savings Clause

No provision of this Section 8 shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code.

9.                                      Change in Control; Termination of Employment

(a)                                 Change in Control

The consequences of a Change in Control, if any, will be set forth in the Award Agreement.

(b)                                 Termination of Employment

(i)                                     Except as to any awards constituting stock rights under section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of section 409A of the Code, unless the Participant is retained as a consultant pursuant to a written agreement and such agreement provides otherwise.  Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment.  Furthermore, no payment shall be made with respect to any Stock Incentive Awards under the Plan that are subject to section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave of absence constitutes a separation from service for purposes of section 409A of the Code and the regulations promulgated thereunder.

(ii)                                  The Award Agreement shall specify the consequences with respect to Stock Incentive Awards of the termination of Employment of the Participant holding such Stock Incentive Awards.

10.                               Rights Under the Plan

No Person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Stock Incentive Award until the date of the issuance of such shares on the books and records of GrafTech.  Except as otherwise expressly provided in Section 8 hereof, no adjustment of any Stock Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance.  Nothing in this Section 10 is intended, or should be construed, to limit the authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan.  To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

11.                               No Special Employment Rights; No Right to Stock Incentive Award

Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of a Stock Incentive Award.

No person shall have any claim or right to receive a Stock Incentive Award hereunder.  The Committee’s granting of a Stock Incentive Award to a Participant at any time shall neither require the Committee to grant a Stock Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

12.                               Securities Matters

GrafTech shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws.  Notwithstanding anything herein to the contrary, GrafTech shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until GrafTech is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority, and requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements, and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

The exercise or settlement of any Stock Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to GrafTech shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority, and requirements of any securities exchange on which shares of Common Stock are traded.  GrafTech may, in its sole discretion, defer the effectiveness of any exercise or settlement of a Stock Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws.  GrafTech shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of a Stock Incentive Award granted hereunder.  During the period that the effectiveness of the exercise of a Stock Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

13.                               Withholding Taxes

(a)                                 Cash Remittance

Whenever withholding tax obligations are incurred in connection with any Stock  Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such event.  In addition, upon the exercise or settlement of any Stock Incentive Award in cash, or the making of any other payment with respect to any Stock Incentive Award (other than in shares of Common Stock), the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, settlement, or payment.

(b)                                 Stock Remittance

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Stock Incentive Award, the Participant may tender to the Company (including by attestation) a number of shares of Common Stock having a Fair Market Value at the tender date determined by the Company to be sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such event.  Such election shall satisfy the Participant’s obligations under Section 13(a) hereof, if any.

(c)                                  Stock Withholding

At the election of the Participant, subject to the approval of the Committee, whenever withholding tax obligations are incurred in connection with any Stock Incentive Award, the Company shall withhold a number of such shares having a Fair Market Value determined by the Company to be sufficient to satisfy federal, state, and local withholding tax requirements, if any, attributable to such event.  Such election shall satisfy the Participant’s obligations under Section 13(a) hereof, if any.

14.                               Section 409A

The Plan is intended to comply with section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith.  Any payments described in the Plan that are due within the “short-term deferral period” as defined in section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided under the Plan during the six month period immediately following the Participant’s termination of Employment shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier).  Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

15.                               No Obligation to Exercise

The grant to a Participant of a Stock Incentive Award shall impose no obligation upon such Participant to exercise such Stock Incentive Award.

16.                               Transfers

Stock Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however that the Committee may permit Options that are not incentive stock options or other Stock Incentive Awards to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine.  Upon the death of a Participant, outstanding Stock Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution.  No transfer by will or the laws of descent and distribution of any Stock Incentive Award, or the right to exercise any Stock Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Stock Incentive Award that are or would have been applicable to the Participant and to be bound by any acknowledgements made by the Participant in connection with the grant of the Stock Incentive Award.

17.                               Expenses and Receipts

The expenses of the Plan shall be paid by the Company.  Any proceeds received by the Company in connection with any Stock Incentive Award will be used for general corporate purposes.

18.                               Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Stock Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

19.                               Relationship to Other Benefits

No payment with respect to any Stock Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

20.                               Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

21.                               Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

22.                               Effective Date and Term of Plan

The Effective Date of the Plan is the date established by the Board of Directors at the time the Plan is approved.  No grants of Stock Incentive Awards may be made under the Plan after the tenth (10th) anniversary of the Effective Date.

23.                               Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it or any Stock Incentive Award in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval.  The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan.  No provision of this Section 23 shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code.  Except as expressly provided in the Plan, no action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any previously granted and outstanding Stock Incentive Award.  Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.